Exhibit 23.2

Consent of Independent Auditor

We consent to the inclusion in Amendment No. 1 to this Registration Statement on Form S-4 of CVB Financial Corp. of our report dated February 28, 2018, relating to the consolidated financial statements of Community Bank and its subsidiaries as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017.

We also consent to the reference of our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Los Angeles, California

May 3, 2018